UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2012

MYR GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-08325	36-3158643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Continental Towers 1701 Golf Road, Suite 3-1012 Rolling Meadows, IL	60008-4210
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (847) 290-1891

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2012, the Board of Directors of MYR Group Inc. (the “Company”) designated a new officer position, the Chief Accounting Officer, and promoted Gregory T. Wolf to Vice President and Chief Accounting Officer, effective immediately. Mr. Wolf, 44, joined the Company in 2000 and most recently served as the Company’s Vice President of Finance and Accounting after serving in a number of financial positions of increasing responsibility. Mr. Wolf will serve as the Company’s principal accounting officer.

Mr. Wolf is a certified public accountant and holds a Masters Degree in Taxation and a Bachelor of Science degree in Accounting from Northern Illinois University.

Mr. Wolf has no family relationships with any director or executive officer of the Company, and there are no transactions in which Mr. Wolf has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYR GROUP INC.

Dated: November 5, 2012	By:	/s/ Gerald B. Engen, Jr.
Name: Gerald B. Engen, Jr. Title: Senior Vice President, Chief Legal Officer and Secretary